Exhibit (h)(19)

AMENDED AND RESTATED

SCHEDULE A

TO THE MASTER INTERFUND LENDING AGREEMENT

This Amended and Restated Schedule A, as amended August 12, 2020 (“Schedule A”), to the Master Interfund Lending Agreement dated August 13, 2014 (the “Agreement”), is effective as of August 12, 2020, and supersedes any prior Schedule A to the Agreement.

Borrowing Funds

IVY FUNDS

Ivy Accumulative Fund

Ivy Apollo Multi-Asset Income Fund

Ivy Apollo Strategic Income Fund

Ivy Asset Strategy Fund

Ivy Balanced Fund

Ivy California Municipal High Income Fund

Ivy Cash Management Fund

Ivy Core Equity Fund

Ivy Corporate Bond Fund

Ivy Crossover Credit Fund

Ivy Emerging Markets Equity Fund

Ivy Energy Fund

Ivy Global Bond Fund

Ivy Global Equity Income Fund

Ivy Global Growth Fund

Ivy Government Money Market Fund

Ivy Government Securities Fund

Ivy High Income Fund

Ivy International Core Equity Fund

Ivy International Small Cap Fund

Ivy Large Cap Growth Fund

Ivy LaSalle Global Real Estate Fund

Ivy Limited-Term Bond Fund

Ivy Managed International Opportunities Fund

Ivy Mid Cap Growth Fund

Ivy Mid Cap Income Opportunities Fund

Ivy Municipal Bond Fund

Ivy Municipal High Income Fund

Ivy Natural Resources Fund

Ivy Pictet Emerging Markets Local Currency Debt Fund

Ivy Pictet Targeted Return Bond Fund

Ivy PineBridge High Yield Fund

Ivy ProShares Interest Rate Hedged High Yield Index Fund

Ivy ProShares MSCI ACWI Index Fund

Ivy ProShares Russell 2000 Dividend Growers Index Fund

Exhibit (h)(19)

Ivy ProShares S&P 500 Bond Index Fund

Ivy ProShares S&P 500 Dividend Aristocrats Index Fund

Ivy Pzena International Value Fund

Ivy Science and Technology Fund

Ivy Securian Core Bond Fund

Ivy Securian Real Estate Securities Fund

Ivy Small Cap Core Fund

Ivy Small Cap Growth Fund

Ivy Value Fund

Ivy Wilshire Global Allocation Fund

IVY VARIABLE INSURANCE PORTFOLIOS

Ivy VIP Asset Strategy

Ivy VIP Balanced

Ivy VIP Core Equity

Ivy VIP Corporate Bond

Ivy VIP Energy

Ivy VIP Global Bond

Ivy VIP Global Equity Income

Ivy VIP Global Growth

Ivy VIP Government Money Market

Ivy VIP Growth

Ivy VIP High Income

Ivy VIP International Core Equity

Ivy VIP Limited-Term Bond

Ivy VIP Mid Cap Growth

Ivy VIP Natural Resources

Ivy VIP Pathfinder Aggressive

Ivy VIP Pathfinder Conservative

Ivy VIP Pathfinder Moderate

Ivy VIP Pathfinder Moderate-Managed Volatility

Ivy VIP Pathfinder Moderately Aggressive

Ivy VIP Pathfinder Moderately Aggressive-Managed Volatility

Ivy VIP Pathfinder Moderately Conservative

Ivy VIP Pathfinder Moderately Conservative-Managed Volatility

Ivy VIP Science and Technology

Ivy VIP Securian Real Estate Securities

Ivy VIP Small Cap Core

Ivy VIP Small Cap Growth

Ivy VIP Value

Exhibit (h)(19)

INVESTED PORTFOLIOS

InvestEd 90 Portfolio

InvestEd 80 Portfolio

InvestEd 70 Portfolio

InvestEd 60 Portfolio

InvestEd 50 Portfolio

InvestEd 40 Portfolio

InvestEd 30 Portfolio

InvestEd 20 Portfolio

InvestEd 10 Portfolio

InvestEd 0 Portfolio